EXHIBIT (a)(5)(H)

Social Media Posts in connection with the Interview of Philip Fayer on PYMNTS

Nuvei Tweet (@Nuvei), February 6, 2023

https://twitter.com/Nuvei/status/1622657224463065104

Copy:

Our Chair and CEO Philip Fayer recently spoke with @pymnts about the impact of our acquisition of Paya and how it positions Nuvei for continued growth and innovation.

Watch the full interview here: https://www.pymnts.com/news/payments-innovation/2023/nuvei-ceo-paya-acquisition-to-capitalize-on-software-led-payments-opportunity

#NuveiExperts #PaymentsInnovation

Link to: https://www.pymnts.com/news/payments-innovation/2023/nuvei-ceo-paya-acquisition-to-capitalize-on-software-led-payments-opportunity

Embedded Video Transcript:

The transcript filed herewith as Exhibit (a)(5)(G) is incorporated by reference herein.

Nuvei LinkedIn Post, February 6, 2023

https://www.linkedin.com/feed/update/urn:li:activity:7028422306808954880

Copy:

Our Chair and CEO Philip Fayer recently spoke with PYMNTS about the impact of our acquisition of Paya and how it positions Nuvei for continued growth and innovation.

Check out the full interview and discover how we’re accelerating businesses globally: https://lnkd.in/eq3AbZb6

#NuveiExperts #PaymentsInnovation

Link to: https://www.pymnts.com/news/payments-innovation/2023/nuvei-ceo-paya-acquisition-to-capitalize-on-software-led-payments-opportunity

Embedded Video Transcript:

The transcript filed herewith as Exhibit (a)(5)(G) is incorporated by reference herein.

Additional Information and Where to Find It

This document relates to Nuvei Corporation (“Nuvei”), Pinnacle Merger Sub, Inc. (“Merger Sub”), a subsidiary of Nuvei Corporation (“Nuvei”) and the acquisition of Paya Holdings Inc. (“Paya”). This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Paya Holdings Inc. (“Paya”) nor is it a substitute for the tender offer materials that Merger Sub, Nuvei or the Company have filed or will file with the U.S. Securities and Exchange Commission (the “SEC”). Merger Sub and Nuvei have filed a Tender Offer Statement on Schedule TO with the SEC containing an offer to purchase all of the outstanding shares of common stock of Paya for $9.75 per share, and Paya has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer is being made solely by means of the Offer to Purchase, and the exhibits filed with respect thereto (including the Letter of Transmittal), which contain the full terms and conditions of the tender offer

INVESTORS AND STOCKHOLDERS OF PAYA ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE ON FILE WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. SUCH DOCUMENTS SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, have been sent to all stockholders of Paya at no expense to them. Free copies of these materials and certain other offering documents are available by directing requests for such materials to MacKenzie Partners, Inc., the information agent for the offer. Investors and stockholders of Paya are able to obtain free copies of these materials and other documents containing important information about Paya and the proposed transaction on file with the SEC through the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Information

This document contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, in each case as they relate to the Company, Paya or the combined business following the proposed transaction, although not all forward-looking information contains these terms and phrases. Particularly, statements relating to the proposed transaction and its expected consummation, the conditions precedent to the closing of the proposed transaction, the committed credit facility, available liquidities/cash on hand, the attractiveness of the proposed transaction from a financial perspective in various financial metrics; expectations regarding anticipated cost savings and synergies; the strength, complementarity and compatibility of the Paya business with Nuvei’s existing business; other anticipated benefits of the proposed transaction; Nuvei’s business outlook, objectives, development, plans, growth strategies and other strategic priorities; Nuvei’s estimated position and strengths in integrated payments, B2B and global eCommerce; the estimated size of addressable markets; and statements relating to Nuvei’s future growth, results of operations, performance, business, prospects and opportunities, the expected synergies to be realized and certain expected financial ratios; expectations regarding revenue synergies, up-selling and cross-selling opportunities and intention to capture an increasing share of addressable markets, and other statements that are not historical facts constitute forward-looking information. The Russia and Ukraine conflict, including potential impacts of sanctions, may also heighten the impact of certain factors described herein.

In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. Forward-looking information is based on management’s beliefs and assumptions and on information currently available to management, including, among other things, assumptions about the satisfaction of all closing conditions (such as regulatory approval for the proposed transaction and the tender of at least a majority of the outstanding shares of common stock of Paya) and the successful completion of the proposed transaction within the anticipated timeframe; Nuvei’s ability to retain and attract new business, achieve synergies and strengthen its market position arising from successful integration plans relating to the proposed transaction; Nuvei’s ability to otherwise complete the integration of the Paya business within anticipated time periods and at expected cost levels; Nuvei’s ability to attract and retain key employees in connection with the proposed transaction; management’s estimates and expectations in relation to future economic and business conditions and other factors in relation to the proposed transaction and resulting impact on growth in various financial metrics; assumptions regarding foreign exchange rate, competition, political environment and economic performance of each region where Nuvei and Paya operate; the realization of the expected strategic, financial and other benefits of the proposed transaction in the timeframe anticipated; and the absence of significant undisclosed costs or liabilities associated with the proposed transaction.

Although the forward-looking information contained herein is based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information.

Forward-looking information involves known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. These risks and uncertainties include, but are not limited to, Nuvei’s inability to successfully integrate the Paya business upon completion of the proposed transaction; the possible delay or failure to satisfy the conditions to the closing of the proposed transaction; legal proceedings that may be instituted related to the Merger Agreement; the risk that the proposed transaction may not be completed in a timely manner, or at all; the potential failure to obtain the regulatory approvals in a timely manner, or at all; the potential failure to realize anticipated benefits from the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, including as a result of a superior proposal; Nuvei or Paya being adversely impacted during the pendency of the proposed transaction; change of control and other similar provisions and fees, and the risk factors described in greater detail under “Risk Factors” of the Company’s annual information form filed on March 8, 2022 (the “AIF”) and Paya’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of the Company, Paya or the combined business following completion of the proposed transaction. There is no certainty, nor can the Company provide any assurance, that the conditions to closing of the proposed transaction will be satisfied or, if satisfied, when they will be satisfied. If the proposed transaction is not completed for any reason, there is a risk that the announcement of such transaction and the dedication of substantial resources of the Company and Paya to the completion thereof could have a negative impact on the Company’s and Paya’s operating results and business generally, and could have a material adverse effect on the current and future operations, financial condition and prospects of the Company and Paya. In addition, failure to complete the proposed transaction for any reason could materially negatively impact the market price of the Company’s and Paya’s securities. The Company and Paya have also incurred significant transaction and related costs in connection with the proposed transaction, and additional significant or unanticipated costs may be incurred.

Consequently, all of the forward-looking information contained herein is qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking information contained herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, the Company and Paya disclaim any intention or obligation or undertaking to update or amend such forward-looking information whether as a result of new information, future events or otherwise, except as may be required by applicable law.